Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2025, Elutia Inc. (the “Company”) completed the previously announced sale of its Device Protection segment (the “Device Protection Business”) to Boston Scientific Corporation (“BSC”) and Cardiac Pacemakers Inc. ("CPI", and together with BSC, the “Buyers”). The sale was structured as an asset sale, which occurred by divestiture of substantially all of the assets of the Company's cardiac implantable electronic device ("CIED") products. After the divestiture, the Company will recognize the Device Protection Business within discontinued operations in its financial results (the entire transaction is being referred to as the “Device Protection Sale”). The Company received net cash proceeds of approximately $80.3 million from the Device Protection Sale, subject to post-closing adjustments, as well as future consideration of $8.0 million held in escrow with a bank for twelve months, which is subject to potential reduction in the event of certain post-closing breaches of representations and warranties within the acquisition agreement by the Company. Concurrently, but separately from the Device Protection Sale, the Company was contractually required to repay its entire outstanding balance of its term loan facility, and as such, used a portion of the Device Protection Sale proceeds to do so (the “SWK Term Loan Repayment”) as of the close date.

The Company determined that the Device Protection Sale has met the criteria under Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations ("ASC 205-20") to be classified as a discontinued operation, as the Device Protection Sale represents a strategic shift that will have a significant effect on the Company's operations and financial results. Accordingly, the Company will account for the Device Protection Sale as a discontinued operation beginning in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. The Company's estimates as presented in the unaudited pro forma condensed consolidated financial information are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported.

The unaudited pro forma condensed consolidated financial information is based on historical financial statements of the Company as adjusted for the unaudited pro forma effects of the Device Protection Sale. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	the historical consolidated financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 11, 2025;

•	the unaudited historical condensed consolidated financial statements and accompanying notes of the Company included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2025 filed with the SEC on August 14, 2025;

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information (“Article 11”).

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025 presents the financial position of the Company as if the Device Protection Sale had occurred on June 30, 2025. The following Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2025 and for each of the years ended December 31, 2024 and 2023 reflect the Company’s results as if the Device Protection Sale had occurred as of January 1, 2023 in that they reflect the reclassification of the Device Protection Business as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2025 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2024 give effect to both the Device Protection Sale and related transaction fees and the SWK Term Loan Repayment as if they had occurred as of June 30, 2025 and January 1, 2024, respectively.

In connection with the Device Protection Sale, the Company and the Buyers entered into a Transition Services Agreement (“TSA”), effective October 1, 2025, whereby the Company will provide certain post-closing services to the Buyers on a transitional basis. The unaudited pro forma condensed consolidated financial information does not include any fees that may be earned under the TSA as the fees cannot be reasonably estimated.

The unaudited pro forma adjustments and related assumptions are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information has been prepared based upon currently available information and assumptions that are deemed appropriate by the Company’s management. The unaudited pro forma condensed consolidated financial information is for informational and illustrative purposes only and is not intended to be indicative of what actual results would have been had the Device Protection Sale occurred on the dates assumed, nor does such data purport to represent the consolidated financial results of the Company for future periods. The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2025

(In Thousands, Except for Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	Device Protection Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,500	$-	$8,500	$48,854	(b)	$57,354
Accounts receivable, net	3,150	-	3,150	-		3,150
Inventory	5,243	(2,999)	2,244	-		2,244
Insurance receivables of litigation costs	4,297	-	4,297	-		4,297
Prepaid expenses and other current assets	1,090	-	1,090	8,000	(b)	9,090
Total current assets	22,280	(2,999)	19,281	56,854		76,135

Property and equipment, net	2,071	(119)	1,952	-		1,952
Intangible assets, net	6,575	(4,512)	2,063	-		2,063
Operating lease right-of-use assets and other	2,923	(537)	2,386	-		2,386
Total assets	$33,849	$(8,167)	$25,682	$56,854		$82,536

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$6,074	$-	$6,074	$-		$6,074
Accrued expenses	6,304	-	6,304	1,998	(c,d,e)	8,302
Current portion of long-term debt	3,750	-	3,750	(3,750)	(d)	-
Current portion of revenue interest obligation	4,400	-	4,400	-		4,400
Contingent liability for legal proceedings	17,015	-	17,015	-		17,015
Current operating lease liabilities	405	(343)	62	-		62
Total current liabilities	37,948	(343)	37,605	(1,752)		35,853

Long-term debt	21,370	-	21,370	(21,370)	(d)	-
Long-term revenue interest obligation	4,692	-	4,692	-		4,692
Warrant liability	8,966	-	8,966	-		8,966
Long-term operating lease liabilities	2,716	(229)	2,487	-		2,487
Total liabilities	75,692	(572)	75,120	(23,122)		51,998

Stockholders’ equity (deficit):
Class A Common stock	38	-	38	-		38
Class B Common stock	4	-	4	-		4
Additional paid-in capital	201,251	-	201,251	-		201,251
Accumulated deficit	(243,136)	(7,595)	(250,731)	79,976	(d,f)	(170,755)
Total stockholders’ deficit	(41,843)	(7,595)	(49,438)	79,976		30,538
Total liabilities and stockholders' deficit	$33,849	$(8,167)	$25,682	$56,854		$82,536

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	Device Protection Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$12,293	$(6,595)	$5,698	$-	$5,698
Cost of goods sold	6,778	(3,919)	2,859	-	2,859
Gross profit	5,515	(2,676)	2,839	-	2,839
Sales and marketing	6,809	(4,547)	2,262	-	2,262
General and administrative	7,566	(293)	7,273	-	7,273
Research and development	2,361	(501)	1,860	-	1,860
Litigation costs, net	6,576	-	6,576	-	6,576
Total operating expenses	23,312	(5,341)	17,971	-	17,971
Loss from operations	(17,797)	2,665	(15,132)	-	(15,132)
Interest expense, net	1,603	(1,910)	(307)	-	(307)
(Gain) revaluation of warrant liability	(7,420)	-	(7,420)	-	(7,420)
Other expense, net	1,547	-	1,547	-	1,547
Loss before provision for income taxes	(13,527)	4,575	(8,952)	-	(8,952)
Income tax expense	16	-	16	-	16
Net loss from continuing operations	(13,543)	4,575	(8,968)	-	(8,968)
Less: dilutive gain on revaluation of warrant liability	(7,419)	-	(7,419)	-	(7,419)
Net loss from continuing operations for diluted earnings per share	$(20,962)	$4,575	$(16,387)	$-	$(16,387)

Net loss from continuing operations per share - basic	$(0.34)				$(0.22)
Net loss from continuing operations per share - diluted	$(0.47)				$(0.37)

Weighted average common shares outstanding - basic	40,239,372				40,239,372
Weighted average common shares outstanding - diluted	44,765,897				44,765,897

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2024

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	Device Protection Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$24,375	$(9,907)	$14,468	$-	$14,468
Cost of goods sold	13,668	(5,916)	7,752	-	7,752
Gross profit	10,707	(3,991)	6,716	-	6,716
Sales and marketing	12,546	(7,910)	4,636	-	4,636
General and administrative	18,659	(581)	18,078	-	18,078
Research and development	3,785	(788)	2,997	-	2,997
Litigation costs, net	11,368	-	11,368	-	11,368
Total operating expenses	46,358	(9,279)	37,079	-	37,079
Loss from continuing operations	(35,651)	5,288	(30,363)	-	(30,363)
Interest expense, net	4,779	(3,846)	933	-	933
Loss revaluation of warrant liability	14,878	-	14,878	-	14,878
Other (income) expense, net	(1,186)	-	(1,186)	2,274 (d)	1,088
Loss before provision for income taxes	(54,122)	9,134	(44,988)	(2,274)	(47,262)
Income tax expense	7	-	7	-	7
Net loss from continuing operations	$(54,129)	$9,134	$(44,995)	$(2,274)	$(47,269)
Net loss per share from continuing operations attributable to common stockholders - basic and diluted	$(1.86)				$(1.63)

Weighted average common shares outstanding - basic and diluted	29,071,113				29,071,113

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2023

(In Thousands, Except Share and Per Share Data)

(UNAUDITED)

	Historical (as reported)	Device Protection Discontinued Operations (Note a)	Adjusted for Discontinued Operations	Transaction Accounting Adjustments	Pro Forma
Net sales	$24,745	$(9,401)	$15,344	$-	$15,344
Cost of goods sold	13,692	(5,157)	8,535	-	8,535
Gross profit	11,053	(4,244)	6,809	-	6,809
Sales and marketing	13,087	(7,157)	5,930	-	5,930
General and administrative	14,104	(475)	13,629	-	13,629
Research and development	4,399	(2,610)	1,789	-	1,789
Litigation costs, net	9,989	-	9,989	-	9,989
Total operating expenses	41,579	(10,242)	31,337	-	31,337
Loss from continuing operations	(30,526)	5,998	(24,528)	-	(24,528)
Interest expense, net	5,796	(3,768)	2,028	-	2,028
Loss revaluation of warrant liability	4,140	-	4,140	-	4,140
Other expense, net	759	-	759	-	759
Loss before provision for income taxes	(41,221)	9,766	(31,455)	-	(31,455)
Income tax expense	28	-	28	-	28
Net loss from continuing operations	$(41,249)	$9,766	$(31,483)	$-	$(31,483)
Net loss per share from continuing operations attributable to common stockholders - basic and diluted	$(2.27)				$(1.73)

Weighted average common shares outstanding - basic and diluted	18,160,822				18,160,822

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

ELUTIA INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Device Protection Discontinued Operations:

(a)	Reflects the discontinued operations, including associated assets and liabilities and results attributable to the Device Protection Business, which were previously included in the Company’s historical financial statements. The Device Protection Sale is accounted for retrospectively in accordance with ASC 205-20, “Discontinued Operations” for all periods presented. All interest expense related to the SWK term loan facility is included within Discontinued Operations as a result of the contractually required repayment.

Transaction Accounting Adjustments:

(b)	Adjustments to cash. Cash received at closing presented below excludes $8.0 million held in escrow by an escrow agent related to the Device Protection Sale that is to be paid to the Company in 12 months from the close date (subject to possible reduction in the event of certain indemnifiable breaches of the acquisition agreement by the Company). The $8.0 million pro forma adjustment is reflected as an escrow receivable in other current assets.

(In Thousands)

Cash received from Device Protection Sale at closing	$80,250
Cash paid for transaction fees at closing (c)	(3,600)
Cash paid for SWK Term Loan Repayment at closing (d)	(27,796)
Total Pro Forma Adjustment to Cash	$48,854

(c)	Costs to complete the Device Protection Sale. Reflects an estimate of $5.0 million total transaction fees related to investment banker fees, legal fees, and other accounting fees incurred to complete the Device Protection Sale that have not yet been reflected in the historical statements. Of this amount, $3.6 million has been recorded as a reduction in cash because it was paid at closing, and the remaining $1.4 million is recorded in current liabilities.

(d)	SWK Term Loan Repayment. Reflects the repayment of the SWK debt facility, including the principal balance of $24.5 million, unamortized discount and deferred financing fees of $0.5 million, accrued interest of $0.4 million, and the portion of the exit fee accrued of $1.1 million, as a result of the repayment as if it occurred as of June 30, 2025. These amounts are reflected within the historical balances as of June 30, 2025.

Additionally, as a result of the SWK Term Loan Repayment, the Company will recognize a loss on extinguishment of debt with such loss as of June 30, 2025 totaling $2.3 million related to the difference between the write-off of the debt balances as of that date and the cash of $27.8 million paid to extinguish the debt as of close.

(e)	Income tax payable. Reflects approximately $1.0 million of estimated current income tax payable associated with the estimated taxable gain from the Device Protection Sale. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the period presented adjusted for the estimated utilization of historical deferred tax assets. The other proforma adjustments reflected have not been tax-affected based on the Company’s full valuation allowance in the prior periods presented.

(f)	Effect on stockholders’ equity. Reflects an estimated gain of $74.7 million related to the Device Protection Sale based on the estimate of $88.3 million of consideration less transaction costs of $5.0 million, net income tax liabilities of $1.0 million and the Device Protection Business net assets as of June 30, 2025 of $7.6 million. The actual gain, and related tax impact, recorded upon close may be subject to change and will be based on amounts as of the close date and the finalization of the Company’s analysis. Since the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include continuing operations, the estimated gain resulting from the Device Protection Sale is not included in any period presented. Stockholders’ equity is also inclusive of the $2.3 million loss on extinguishment as described in (d) above.